INVESTMENT ADVISORY AGREEMENT

between

SBSF FUNDS, INC.

d/b/a Key Mutual Funds
and

KEYCORP MUTUAL FUND ADVISERS, INC.

	AGREEMENT made as of the 1st day of
July, 1996, by and between SBSF Funds,
Inc. (d/b/a Key Mutual Funds), a
Maryland corporation which may issue
one or more series of shares of common
stock (the "Company"), and KeyCorp
Mutual Fund Advisers, Inc., an Ohio
corporation (the "Adviser").

	WHEREAS, the Company is registered as
an open-end, management investment
company under the Investment Company
Act of 1940, as amended ("1940 Act"); and

	WHEREAS, the Company desires to retain
the Adviser to furnish investment
advisory services to the funds listed
on Schedule A (each, a "Fund" and
collectively, the "Funds"), and the
Adviser represents that it is willing
and possesses legal authority to so
furnish such services;

	NOW, THEREFORE, in consideration of
the premises and mutual covenants
herein contained, it is agreed between
the parties hereto as follows:

	1.      Appointment.

	(a)     General.  The Company hereby
appoints the Adviser to act as
investment adviser to the Funds for the
 period and on the terms set forth in
this Agreement.  The Adviser accepts
such appointment and agrees to furnish
the services herein set forth for the
compensation herein provided.

	(b)     Employees of Affiliates.  The
Adviser may, in its discretion, provide
such services through its own employees
or the employees of one or more
affiliated companies that are qualified
to act as an investment adviser to the
Company under applicable laws and are
under the control of KeyCorp, the
indirect parent of the Adviser;
provided that (i) all persons, when
providing services hereunder, are
functioning as part of an organized
group of persons, and (ii) such
organized group of persons is managed
at all times by authorized officers of
the Adviser.

	(c)     Sub-Advisers.  It is understood
and agreed that the Adviser may from
time to time employ or associate with
such other entities or persons as the
Adviser believes appropriate to assist
in the performance of this Agreement
with respect to a particular Fund or
Funds (each a "Sub-Adviser"), and that
any such Sub-Adviser shall have all of
the rights and powers of the Adviser
set forth in this Agreement; provided
that a Fund shall not pay any additional compensation for any Sub-Adviser and the Adviser shall be as fully responsible to the Company for the acts and omissions of the Sub-Adviser as it is for its own acts and omissions; and provided further that the retention of any Sub-Adviser shall be approved in advance by (i) the Board of Directors of the Company and (ii) the shareholders of the relevant Fund if required under any applicable provisions of the 1940 Act. The
Adviser will review, monitor and report
to the Company's Board of Directors
regarding the performance and
investment procedures of any Sub-
Adviser.  In the event that the
services of any Sub-Adviser are
terminated, the Adviser may provide
investment advisory services pursuant
to this Agreement to the Fund without a
Sub-Adviser and without further
shareholder approval, to the extent
consistent with the 1940 Act.  A Sub-
Adviser may be an affiliate of the
Adviser.

	2.      Delivery of Documents.  The
Company has delivered to the Adviser
copies of each of the following
documents along with all amendments
thereto through the date hereof, and
will promptly deliver to it all future
amendments and supplements thereto, if
any:

	(a)     the Company's Articles of
Incorporation;

	(b)     the By-Laws of the Company;

	(c)     resolutions of the Board of
Directors of the Company authorizing
the execution and delivery of this
Agreement;

	(d)     Post-Effective Amendment No. 23
to the Company's Registration Statement
under the Securities Act of 1933, as
amended (the "1933 Act"), and the 1940
Act, on Form N-1A as filed with the
Securities and Exchange Commission
(the "Commission");

	(e)     Notification of Registration
of the Company under the 1940 Act on
Form N-8A as filed with the Commission; and

	(f)     the currently effective
Prospectuses and Statements of
Additional Information of the Funds.

	3.      Investment Advisory Services.

	(a)     Management of the Funds.  The
Adviser hereby undertakes to act as
investment adviser to the Funds.  The
Adviser shall regularly provide
investment advice to the Funds and
continuously supervise the investment
and reinvestment of cash, securities
and other property comprising the
assets of the Funds and, in furtherance
thereof, shall:

		(i)     supervise all aspects
of the operations of the Company and
each Fund;

		(ii)    obtain and evaluate
pertinent economic, statistical and
financial data, as well as other
significant events and developments,
which affect the economy generally,
the Funds' investment programs, and
the issuers of securities included in
the Funds' portfolios and the industries in which they engage, or which may relate to securities or other investments which the Adviser may deem desirable for inclusion in a Fund's portfolio, and regularly report thereon to the Company's Board of Directors;

		(iii)   determine which issuers
and securities shall be represented in
the portfolio of each Fund;

		(iv)    furnish a continuous
investment program for each Fund;

		(v)     in its discretion and
 without prior consultation with the
Company, buy, sell, lend and otherwise
trade any stocks, bonds and other
securities and investment instruments
on behalf of each Fund; and

		(vi)    take, on behalf of each
 Fund, all actions the Adviser may deem
 necessary in order to carry into
effect such investment program and the
Adviser's functions as provided above,
 including the making of appropriate
periodic reports to the Company's Board
 of Directors.

	(b)     Covenants.  The Adviser shall
 carry out its investment advisory and
supervisory responsibilities in a manner
 consistent with the investment
objectives, policies, and restrictions
provided in: (i) each Fund's Prospectus
 and Statement of Additional Information
 as revised and in effect from time to
time; (ii) the Company's Articles of
Incorporation, By-Laws or other governing
 instruments, as amended from time to
time; (iii) the 1940 Act and rules in
force thereunder; (iv) other applicable
 laws; and (v) such other investment
policies, procedures and/or limitations
as may be adopted by the Company with
respect to a Fund and provided to the
Adviser in writing.  The Adviser agrees
 to use reasonable efforts to manage
each Fund so that it will qualify, and
continue to qualify, as a regulated
investment company under Subchapter M
of the Internal Revenue Code of 1986,
as amended, and regulations issued
thereunder (the "Code"), except as may
be authorized to the contrary by the
Board.  The management of the Funds by
the Adviser shall at all times be subject
 to the review of the Company's Board
of Directors.

	(c)     Books and Records.  Pursuant
 to applicable law, the Adviser shall
keep each Fund's books and records
required to be maintained by, or on
behalf of, the Funds with respect to
advisory services rendered hereunder.
The Adviser agrees that all records
which it maintains for a Fund are the
property of the Fund and it will promptly
 surrender any of such records to the
Fund upon the Fund's request.  The
Adviser further agrees to preserve for
the periods prescribed by Rule 31a-2 of
 the Commission under the 1940 Act any
such records of the Fund required to be
 preserved by Rule 31a-1 of the
Commission under the 1940 Act.

	(d)     Reports, Evaluations and
Other Services.  The Adviser shall
furnish reports, evaluations, information or analyses to the Company with respect to the Funds and in connection with the Adviser's services hereunder as the
Company's Board of Directors may request
 from time to time or as the Adviser
may otherwise deem to be desirable.
The Adviser shall make recommendations
to the Company's Board of Directors with respect to Company policies, and shall carry out such policies as are adopted by the Board of Directors. The Adviser shall, subject to review by the Board of Directors, furnish such other services as the Adviser shall from time to time determine to be necessary or useful to perform its obligations under this Agreement.

	(e)     Purchase and Sale of Securities.

  The Adviser, at its own expense, shall
 place all orders for the purchase and
sale of portfolio securities for each
Fund with brokers or dealers selected
by the Adviser, which may include brokers or dealers affiliated with the Adviser to the extent permitted by the 1940 Act and the Company's policies and procedures applicable to the Funds.  The
 Adviser shall use its best efforts to
seek to execute portfolio transactions
at prices which, under the circumstances, result in total costs or proceeds being the most favorable to the Funds. In assessing the best overall terms available for any transaction, the Adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer,
research services provided to the Adviser, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In no event shall the Adviser be under any duty to obtain the lowest commission or the best net price for any Fund on any particular transaction, nor is the Adviser under any duty to execute any order in a fashion either preferential to any Fund relative to other accounts managed by the Adviser or otherwise materially adverse to such other accounts.

	(f)     Selection of Brokers or Dealers.
  In selecting brokers or dealers
qualified to execute a particular
transaction, brokers or dealers may be
selected who also provide brokerage and
 research services (as those terms are
defined in Section 28(e) of the Securities
 Exchange Act of 1934) to the Adviser,
the Funds and/or the other accounts over which the Adviser exercises investment discretion. The Adviser is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for a Fund which is in excess
 of the amount of commission another
broker or dealer would have charged for
 effecting that transaction if the Adviser determines in good faith that the total commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Adviser with
respect to accounts over which it exercises
 investment discretion.  The Board of
Directors of the Company shall be entitled to request and receive such information as it deems relevant to permit it to monitor or evaluate the reasonableness
of any such excess commissions paid by
the Funds.

	(g)     Aggregation of  Securities
 Transactions.  In executing portfolio
transactions for a Fund, the Adviser may,
 to the extent permitted by applicable
laws and regulations, but shall not be
obligated to, aggregate the securities
to be sold or purchased with those of
other Funds or its other clients if, in
 the Adviser's reasonable judgment, such
 aggregation (i) will result in an overall economic benefit to the Fund, taking into consideration the advantageous
selling or purchase price, brokerage
commission and other expenses, and trading
 requirements, and (ii) is not
inconsistent with the policies set forth in the Company's registration statement and the Fund's Prospectus and Statement of Additional Information. In such event, the Adviser will allocate the
securities so purchased or sold, and the
 expenses incurred in the transaction,
in an equitable manner, it considers to
 be the most equitable and consistent with its fiduciary obligations to the Fund and such other clients.

	4.      Representations and Warranties.

	(a)     The Adviser hereby represents
and warrants to the Company as follows:

	(i)     The Adviser is duly
organized and is in good standing under
 the laws of the State of Ohio and is
fully authorized to enter into this
Agreement and carry out its duties and
obligations hereunder.

		(ii)    The Adviser is registered
 as an investment adviser with the
Commission under the Investment Advisers
 Act of 1940, as amended (the "Advisers
 Act"), and is registered or licensed as
 an investment adviser under the laws of
 all jurisdictions in which its
activities require it to be so registered or licensed. The Adviser shall maintain such registration or license in effect at all times during the term of this
Agreement.

		(iii)   The Adviser at all times
 shall provide its best judgment and
effort to the Company in carrying out
its obligations hereunder.

	(b)     The Company hereby represents
 and warrants to the Adviser as follows:

		(i)     The Company has been duly
 organized as a corporation under the
laws of the State of Maryland and is
authorized to enter into this Agreement
 and carry out its terms.

		(ii)    The Company is registered
 as an investment company with the
Commission under the 1940 Act and shares
 of the each Fund are registered for
offer and sale to the public under the
1933 Act and all applicable state
securities laws where currently sold.
Such registrations will be kept in
effect during the term of this Agreement.

	5.      Compensation.  As compensation
 for the services which the Adviser is
to provide or cause to be provided
pursuant to Paragraph 3, each Fund shall
 pay to the Adviser out of Fund assets
an annual fee, computed and accrued
daily and paid in arrears on the first
business day of every month, at the rate set forth opposite each Fund's name on Schedule A, which shall be a percentage of the average daily net asset value of the Fund (computed in the manner set forth in the Fund's most recent Prospectus and Statement of Additional Information) determined as of the close of business on each business day throughout the month.  At the request of the Adviser,
some or all of such fee shall be paid
directly to a Sub-Adviser.  The fee for
 any partial month under this Agreement
 shall be calculated on a proportionate
 basis.  In the event that the total
expenses of a Fund exceed the limits on
 investment company expenses imposed by
 any statute or any regulatory authority
 of any jurisdiction in which shares of
 such Fund are qualified for offer and
sale, the Adviser will bear the amount
of such excess, except:  (i) the Adviser
 shall not be required to bear such
excess to an extent greater than the
compensation due to the Adviser for the
 period for which such expense limitation is required to be calculated unless such statute or regulatory authority shall so require, and (ii) the Adviser shall
not be required to bear the expenses of
 the Fund to an extent which would result in the Fund's or Company's inability to qualify as a regulated investment company under the provisions of Subchapter M of the Code.

	6.      Interested Persons.  It is
 understood that, to the extent consistent with applicable laws, the Directors, officers and shareholders of the Company
 are or may be or become interested in
the Adviser as directors, officers or
otherwise and that directors, officers
and shareholders of the Adviser are or
may be or become similarly interested
in the Company.

	7.      Expenses.  As between the
Adviser and the Funds, the Funds will
pay for all their expenses other than
those expressly stated to be payable by
 the Adviser hereunder, which expenses
payable by the Funds shall include,
without limitation, (i) interest and
taxes; (ii) brokerage commissions and
other costs in connection with the
purchase or sale of securities and other investment instruments, which the parties acknowledge might be higher than other brokers would charge when a Fund utilizes a broker which provides brokerage and research services to the Adviser as
contemplated under Paragraph 3 above;
(iii) fees and expenses of the Company's
 Directors that are not employees of the
 Adviser; (iv) legal and audit expenses;
 (v) administrator, custodian, pricing
and bookkeeping, registrar and transfer
 agent fees and expenses; (vi) fees and
 expenses related to the registration
and qualification of the Funds' shares
for distribution under state and federal
 securities laws; (vii) expenses of
printing and mailing reports and notices and proxy material to shareholders, unless otherwise required; (viii) all other expenses incidental to holding meetings
 of shareholders, including proxy
solicitations therefor, unless otherwise required; (ix) expenses of typesetting for printing Prospectuses and Statements of Additional Information and supplements thereto; (x) expenses of printing and mailing Prospectuses and Statements of
Additional Information and supplements
thereto sent to existing shareholders;
(xi) insurance premiums for fidelity
bonds and other coverage to the extent
approved by the Company's Board of
Directors; (xii) association membership
 dues authorized by the Company's Board
 of Directors; and (xiii) such non-
recurring or extraordinary expenses as
may arise, including those relating to
actions, suits or proceedings to which
the Company is a party (or to which the
 Funds' assets are subject) and any legal obligation which the Company may have to indemnify the Company's Directors and officers with respect thereto.

	8.      Non-Exclusive Services;
Limitation of Adviser's Liability.  The
 services of the Adviser to the Funds are not to be deemed exclusive and the
Adviser may render similar services to
others and engage in other activities.
 The Adviser and its affiliates may enter into other agreements with the Funds and the Company for providing additional
 services to the Funds and the Company
which are not covered by this Agreement, and to receive additional compensation for such services. In the absence of willful misfeasance, bad faith, gross
negligence or reckless disregard of
obligations or duties hereunder on the
part of the Adviser, or a breach of
fiduciary duty with respect to receipt
of compensation, neither the Adviser nor
 any of its directors, officers,
shareholders, agents, or employees shall be liable or responsible to the Company, the Funds or to any shareholder of the Funds for any error of judgment or mistake of law or for any act or omission
 in the course of, or connected with,
rendering services hereunder or for any
 loss suffered by a Fund in connection
with the performance of this Agreement.

	9.      Effective Date; Modifications;
 Termination.  This Agreement shall
become effective on the date first set
forth above, provided that it shall have
 been approved by a majority of the
outstanding voting securities of each
 Fund, in accordance with the requirements of the 1940 Act, or such later date as may be agreed by the parties following such shareholder approval.

	(a)     This Agreement shall continue
 in force until the second anniversary
of its effective date.  Thereafter, this
 Agreement shall continue in effect as
to each Fund for successive annual
periods, provided such continuance is
specifically approved at least annually
 (i) by a vote of the majority of the
Directors who are not parties to this
Agreement or interested persons of any
such party, cast in person at a meeting
 called for the purpose of voting on
such approval and (ii) by a vote of the
 Board of Directors of the Company or a
 majority of the outstanding voting
securities of the Fund.

	(b)     The modification of any of
the non-material terms of this Agreement may be approved by a vote of a majority of those Directors of the Company who are not interested persons of any party
 to this Agreement, cast in person at a
 meeting called for the purpose of voting on such approval.

	(c)     Notwithstanding the foregoing
 provisions of this Paragraph 9, either
 party hereto may terminate this Agreement at any time on sixty (60) days prior written notice to the other, without
payment of any penalty.  Such a
termination by the Company may be
effected severally as to any particular
 Fund, and shall be effected as to any
Fund by vote of the Companys Board of
Directors or by vote of a majority of
the outstanding voting securities of the
 Fund.  This Agreement shall terminate
automatically in the event of its
assignment.

	10.     Certain Definitions.  The
 terms vote of a majority of the
outstanding voting securities,
assignment, control, and interested
 persons, when used herein, shall have
 the respective meanings specified in
the 1940 Act, as now in effect or as
hereafter amended, and subject to such
applicable rules, interpretations and
orders as may be issued by the Commission.

	11.     Independent Contractor.  The
Adviser shall for all purposes herein
be deemed to be an independent
contractor and shall, unless otherwise
 expressly provided herein or authorized
 by the Board of Directors of the Company from time to time, have no authority to act for or represent a Fund in any way or otherwise be deemed an agent of a Fund.
	12.     Structure of Agreement.  The
Company is entering into this Agreement
 on behalf of the underlying Funds listed on Schedule A attached hereto severally and not jointly. The responsibilities and benefits set forth in this Agreement shall refer to each Fund severally and not jointly. No Fund shall have any responsibility for any obligation of any
 other Fund arising out of this Agreement.
  Without otherwise limiting the
generality of the foregoing:

	(a)     any breach of any term of
this Agreement regarding the Company
with respect to any one Fund shall not
create a right or obligation with
respect to any other Fund;

	(b)     under no circumstances shall
 the Adviser have the right to set off
claims relating to a Fund by applying
property of any other Fund; and

	(c)     the business and contractual
 relationships created by this Agreement, consideration for entering into this
Agreement, and the consequences of such
 relationship and consideration relate
solely to the Company and the particular
 Fund to which such relationship and
consideration applies.

	This Agreement is intended to govern
 only the relationships between the
Adviser, on the one hand, and the Company and the Funds, on the other hand, and (except as specifically provided above in this paragraph 12) is not intended to and shall not govern (i) the relationship between the Company and
any Fund or (ii) the relationships among the respective Funds.

	13.     Governing Law.  This Agreement
 shall be governed by the laws of the
State of Ohio, provided that nothing
herein shall be construed in a manner
inconsistent with the 1940 Act, the
Advisers Act, or rules or orders of the
 Commission thereunder.

	14.     Severability.  If any provision
 of this Agreement shall be held or made
 invalid by a court decision, statute,
rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

	IN WITNESS WHEREOF, the parties have
 caused this Agreement to be executed by
 their respective officers thereunto duly authorized, and their respective seals to be hereunto affixed, all as of the date written above.


SBSF FUNDS, INC. d/b/a KEY MUTUAL FUNDS
By: /s/ Scott A. Engelhart
Name: Scott A. Englehart
Title:  Vice President



KEYCORP MUTUAL FUND ADVISERS, INC.
By: /s/ Kathleen A. Dennis
Name: Kathleen A. Dennis
Title:  President

Schedule A



	Name of Fund
Fee*

 1.Key Stock Index Fund
0.10%
2.Key International Index Fund
0.50%
____________________
*       As a percentage of average daily
 net assets.  Note, however, that the
Adviser shall have the right, but not
the obligation, to voluntarily waive
any portion of the advisory fee from
time to time.